Exhibit 99.1

For Immediate Release	June 3, 2013

BOWL AMERICA SELLS MONEY LOSING PROPERTY

Bowl America Inc. announced today that the sale of the land and building housing its 30 lane bowling center in Winter Park, Florida to Rollins College for $2,850,000 was completed on May 31, 2013. The property, which is currently operating at a loss, was purchased for $250,000 in August 1973.

Bowl America operates bowling centers and its Class A Common Stock trades on the NYSE MKT Exchange with the symbol BWLA.